Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We consent to the inclusion in this Registration Statement on Form S-4 of our reports dated March 21, 2014 and March 27, 2013 relating to our audits of the consolidated financial statements of Virginia Heritage Bank (“Virginia Heritage”), as of December 31, 2013, 2012 and 2011 and for the three years ended December 31, 2013, which appears in such Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

September 8, 2014